Exhibit 10.55

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TRATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS ***.

PRIORITY AGREEMENT WITH BDC

THIS AGREEMENT dated February 11, 2026

AMONG:

BUSINESS DEVELOPMENT BANK OF CANADA, with a business centre at

Business Centre Address

(“BDC”)

AND:

ROYAL BANK OF CANADA with a branch office at 200 Bay Street Royal Bank Plaza

13th Floor, South Tower Toronto, Ontario M5J 2J5

(the “Lender”)

AND:

DIRTT ENVIRONMENTAL SOLUTIONS, INC., a corporation organized in Colorado, United States of America

(the “Borrower”)

WHEREAS:

A. Pursuant to a letter of offer dated December 4, 2025 between the Borrower, BDC and Dirtt Environmental Solutions, Inc., as may be amended from time to time (“Letter of Offer”), the Borrower has granted or agreed to grant to BDC a registered security interest, in all or certain of the Borrower’s present and after-acquired personal property, and/or such other security as BDC may from time to time receive from the Borrower to secure present and future debts and obligations of the Borrower to BDC (the “BDC Security”);

B. The Borrower has granted or agreed to grant to the Lender a registered security interest, in all or certain of the Borrower’s present and after-acquired personal property, and/or such other security as the Lender may from time to time receive from the Borrower to secure present and future debts and obligations of the Borrower to Lender (the “Lender Security”);

C. The parties hereto have agreed to enter into this agreement in order to set out the respective priorities of the BDC Security and the Lender Security and to be applicable in respect of both present and future debts and obligations of the Borrower with BDC and the Lender;

NOW THEREFORE in consideration of the premises and other good and valuable consideration, the parties hereto covenant and agree as follows:

ARTICLE 1 - CONSENT

1.01 BDC hereby acknowledges its consent to the creation and issue by the Borrower to the Lender of the Lender Security and to the incurring by the Borrower of the indebtedness secured thereby.

1.02 The Lender hereby acknowledges its consent to the creation and issue by the Borrower to BDC of the BDC Security and to the incurring by the Borrower of the indebtedness secured thereby.

ARTICLE 2 - INTERPRETATION

2.01 The preamble hereto forms an integral part of this Agreement.

2.02 In this Agreement, the following terms shall have the following meanings:

(a) “Lender Collateral” means all present and after-acquired personal property of the Borrower, and the Proceeds thereof, other than the Listed Equipment;

(b)
“Listed Equipment” means the Borrower’s equipment listed on Schedule “A” attached hereto and the Proceeds thereof;

(c)
“PPSA” means the applicable Personal Property Security Act;

(d) “Proceeds” shall have the meaning ascribed to such term pursuant to the PPSA;

(e)
“Secured Parties” means BDC and the Lender, and a “Secured Party” means either one of them, and each of their respective successors and permitted assigns; and

(f)
"Security" means, collectively, the BDC Security and/or the Lender Security.

.

ARTICLE 3 - PRIORITIES

3.01 Subject to the terms and conditions of this Agreement:

(a) The BDC Security is hereby postponed and subordinated to the security constituted by the Lender Security with respect to the Lender Collateral, to the extent of the Borrower’s indebtedness to the Lender from time to time, together with all accrued interest thereon and all costs, charges and expenses incurred by the Lender in connection therewith; and

(b) The Lender Security is hereby postponed and subordinated to the security constituted by the BDC Security with respect to the Listed Equipment, to the extent of the Borrower’s indebtedness to BDC from time to time, together with all accrued interest thereon and all costs, charges and expenses incurred by BDC in connection therewith.

3.02 The subordinations and postponements herein shall apply in all events and circumstances regardless of:

(a) the date of execution, attachment, registration or perfection of any security interest held by BDC or the Lender, or;

(b) the date of any advance or advances made to the Borrower by BDC or the Lender; or

(c) the date of default by the Borrower under any of the BDC Security or the Lender Security or the dates of crystallization of any floating charges held by BDC or the Lender; or

(d) any priority granted by any principle of law or any statute, including the PPSA.

3.03 Any Proceeds, including, without limitation, any insurance proceeds received by the Borrower or by BDC or the Lender in respect of the collateral charged by the BDC Security or the Lender Security shall be dealt with according to the preceding provisions hereof as though such Proceeds were paid or payable as Proceeds of realization of the collateral for which they compensate.

3.04 If any of the BDC Security or the Lender Security is found by a trustee in bankruptcy or a court of competent jurisdiction to be unenforceable, invalid, unregistered or unperfected, then the foregoing provisions of this Article 3 shall not apply to such security to the extent that such security is so found to be unenforceable, invalid, unregistered or unperfected as against a third party unless the secured party shall be diligently contesting such a claim before a court of competent jurisdiction.

3.05 Each of the parties hereto shall permit any of the other parties hereto and their employees, agents and contractors, access at all reasonable times to any property and assets of the Borrower upon which it has a prior charge or security interest in accordance with the terms hereof and to permit such other party to remove such property and assets from the premises of the Borrower at all reasonable times without interference, provided that such other party shall promptly repair any damage caused to the premises by the removal of such property or assets.

3.06 With the exception of monies deposited in any accounts designated as trust accounts by the Borrower for the benefit of BDC, BDC shall not be entitled, notwithstanding anything to the contrary in this Agreement, to make a claim against any monies which are deposited in or disbursed from any account of the Borrower maintained with the Lender, except for monies deposited therein after the time the Lender has received written notice from BDC that it is enforcing the BDC Security against the Borrower and which are not subject to the security interest and priority of the Lender as set out and agreed to in this Agreement.

3.07 If any person, other than the Secured Parties, shall have a valid claim, right or interest in or to any of the present or after-acquired personal property of the Borrower which is subject to all or any part of the Security, or the Proceeds thereof, in priority to or on a parity with one of the Secured Parties but not in priority to or on a parity with the other Secured Party, then this Agreement shall not apply so as to diminish the rights (as such rights would have been but for this Agreement) of such other Secured Party to such property or the Proceeds thereof.

3.08 Nothing in this Agreement affects the priority of any security over the Borrower’s real property interests held by BDC or the Lender. The real property interests of the Borrower are excluded from the operation of this agreement.

3.09 This Agreement is not intended to affect the priority of any third party claims and no such parties may benefit from anything contained herein.

3.10 Nothing in this Agreement shall affect the priority of purchase money security interests (as defined in the PPSA) properly perfected under the PPSA and hereafter acquired by BDC or the Lender in specific equipment of the Borrower.

3.11 No Secured Party shall take any action to defeat the priorities set forth in this Agreement.

ARTICLE 4 - COVENANTS OF THE BORROWER

4.01 The Borrower hereby confirms to and agrees with BDC and the Lender that so long as any of the indebtedness of the Borrower to BDC and the Lender remains outstanding, it shall stand possessed of its assets so charged for BDC and for the Lender in accordance with their respective interests and priorities as herein set out.

ARTICLE 5 – STANDSTILL PROVISIONS

5.01 Subject to Article 5.03, BDC agrees with the Lender that until the full and complete repayment and satisfaction of the Borrower’s indebtedness to the Lender and the termination of the Lender Security, BDC will not, without prior written consent of the Lender, take any steps to enforce any of its remedies under or in connection with the BDC Security against the Borrower in any manner whatsoever including, without limitation, by effecting the issuance of a petition in bankruptcy against the Borrower; or a proposal or arrangement in respect of the Borrower’s debts and liabilities, or by appointing a receiver, interim receiver or receiver manager over all or any part of the property and assets of the Borrower, or by applying to any court for the appointment of, or seeking to privately appoint, a receiver, interim receiver or receiver manager or any other custodian over all or any part of the property and assets of the Borrower (each an "Enforcement Action") unless and until the earlier of:

(a)
BDC has given to the Lender not less than 90 days' written notice that a default has occurred under the BDC Letter of Offer and/or the BDC Security and that BDC intends to commence proceedings to enforce its remedies against the Borrower under the BDC Security and

(b)
the date the Lender has commenced and not discontinued the enforcement of any of the Lender Security; and for greater certainty, it is agreed that the making of a demand for payment and the sending of a notice under Section 244 of the Bankruptcy and Insolvency Act (the "BIA") or any other such similar preliminary steps under any other insolvency legislation under applicable laws in any other applicable jurisdiction associated with any of the Borrower do not constitute the commencement of enforcement of the Lender Security;

(the period that BDC must wait to commence an Enforcement Action is referred to as a "Standstill"); provided that nothing in this Agreement shall prevent BDC from accelerating the Borrower’s indebtedness to BDC pursuant to the BDC Letter of Offer and/or the BDC Security and delivering to the Borrower demand for repayment and corresponding notice provided pursuant to the BIA, or taking any other such preliminary steps, or filing a proof of claim with any trustee in bankruptcy, or participating in any proposal or similar proceeding under the Companies' Creditors Arrangement Act (Canada), the BIA or any other applicable insolvency legislation in any applicable jurisdiction in respect of any of the Borrower in a manner not inconsistent with this Agreement.

5.02 The parties hereto acknowledge and agree that during any applicable Standstill or at any time when a default or an event of default shall have occurred and be continuing under the Credit Agreement BDC shall only receive, and accept, regularly scheduled interest payments pursuant to the BDC Letter of Offer until such time as the Lender has commenced an Enforcement Action.

5.03 Notwithstanding the Standstill, if the Borrower defaults under any lease and such default triggers a lease termination (a “Lease Termination Default”), BDC shall not be prevented from taking Enforcement Actions that are limited to recovering the Listed Equipment located as such leased location without the consent of the Lender, provided that BDC has provided notice to the Lender of any Lease Termination Default.

ARTICLE 6- GENERAL

6.01 From time to time upon request therefor BDC and the Lender may advise each other of the particulars of the indebtedness and liability of the Borrower to each other and all security held by each therefor.

6.02 BDC and the Lender each agree that it will not transfer or assign any of its security from the Borrower without first obtaining from the proposed assignee or transferee an agreement to be bound by the provisions of this Agreement and an acknowledgment that this Agreement shall apply to both financing advanced prior to and subsequent to the date of such assignment or transfer.

6.03 Prior to making any demand for payment on the Borrower or proceeding to enforce its security, BDC or the Lender, as the case may be, shall provide notice of such demand or enforcement to the other of them, provided, however, that neither shall be liable for any accidental omission to provide the said notice and further provided that nothing in this section is intended to waive or relieve against the specific notice requirements set out in section 3.06 of this Agreement.

6.04 Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be addressed and delivered to the parties hereto as follows:

for BDC: Business Development Bank of Canada

Attention: Business Centre Manager

150 9th Avenue SW, Suite 1310, Calgary, AB T2P 3H9.

Attention: Ken Kerr

Email: ***

for the Lender: Royal Bank of Canada

200 Bay Street

Royal Bank Plaza

13th Floor, South Tower

Toronto, Ontario

M5J 2J5

Attention: Portfolio Manager

E-MAIL: abladmin@rbccm.com

6.05 Each of the Borrower, BDC and the Lender shall do, perform, execute and deliver all acts, deeds and documents as may be necessary from time to time to give full force and effect to the interests of this Agreement; provided however, that no consent of the Borrower shall be necessary to any amendment of the terms hereof by BDC and the Lender unless the interests of the Borrower are directly affected thereby.

6.06 This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and shall be effective as of the formal date hereof.

6.07 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6.08 This Agreement shall be governed by and construed in accordance with the laws of the province in which the business centre of the BDC is located as described on page 1.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hand(s) of their duly authorized officer(s) on the date first above written.

BUSINESS DEVELOPMENT BANK OF CANADA

Per: /s/ Ken Kerr

        Name: Ken Kerr

Director, Corporate Financing

Per: /s/ Ronnie Prasad

       Name: Ronnie Prasad

Regional Director, Corporate Financing

     We have the authority to bind the Corporation.

ROYAL BANK OF CANADA Per: /s/ Dan Mascioli Name: Dan Mascioli Title: Sr. Director, Corporate Client Group - Asset Based lending I have the authority to bind the Corporation.

DIRTT ENVIRONMENTAL SOLUTIONS, INC. Per: /s/ Fareeha Khan Fareeha Khan, Chief Financial Officer I have the authority to bind the Corporation.

SCHEDULE “A”

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